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                                                                      Exhibit 5
                           Opinion of Legal Experts


Geoffrey R. Morgan
(414) 225-2752



                               November 18, 1998



United Wisconsin Services, Inc.
401 West Michigan Street
Milwaukee, Wisconsin 53203

Gentlemen:

     We have served as your counsel in connection with the filing by you of a Registration Statement on Form S-1 with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1933, as amended (the "Act"), covering the registration of 800,000 Shares (the "Shares") of Common Stock of United Wisconsin Services, Inc. (the "Company"). As your counsel, we have reviewed the corporate proceedings ("Corporate Proceedings") taken and to be taken to authorize the issuance and sale of the Shares by the Company.

     We have examined and are familiar with the Articles of Incorporation of the Company and its By-laws, both as amended and/or restated. We have also examined the form of certificates representing the Shares and such other documents, records and certificates of the Company as we consider necessary for the purpose of this opinion. Based upon such examination and consideration, it is our opinion that:

     1. The Company is validly organized and existing under the laws of the State of Wisconsin and has the corporate power to carry on its present business.

     2. Upon completion of the Corporate Proceedings, the Shares, when executed, manually or in facsimile, by the proper officers of the Company and upon receipt of consideration therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and non-assessable subject to Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

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     We hereby consent to the use of our name under the heading "Legal
Matters" in the prospectus constituting part of the Registration Statement.

                                                      Sincerely,

                                             MICHAEL BEST & FRIEDRICH LLP


                                                  Geoffrey R. Morgan

GRM/djb